PricewaterhouseCoopers Audit 63, rue de Villiers 92208 Neuilly-sur-Seine Cedex Téléphone 01 56 57 58 59 Fax 01 56 57 58 60

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8
(Nos. 333-145265, 333-136679, 333-128450, 333-118107, 333-118105, 333-118103, 333-
109227, 333-104438, 333-99083, 333-91900, 333-75600, 333-70516, 333-12088, 333-9212,
333-08910 and 333-12944) and on Form F-3 (Nos. 333-12872 and 333-12956) of AXA of our
report dated April 29, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this
Form 20-F.

PricewaterhouseCoopers Audit

Michael P. Nelligan	Eric Dupont

Neuilly-sur-Seine, France
April 30, 2008

Société d'expertise comptable inscrite au tableau de l'ordre de Paris - Ile de France • Strasbourg - Alsace • Lille - Nord Pas de Calais •
Lorraine • Lyon - Rhônes Alpes • Provence - Côte d'Azur - Corse • Pays de Loire • Rouen - Normandie • Toulouse - Midi Pyrénées.
Société de commissariat aux comptes membre de la compagnie régionale de Versailles. Bureaux : Grenoble, Lille, Lyon, Marseille,
Metz, Mulhouse, Nantes, Neuilly-sur-Seine, Rouen, Sophia Antipolis, Strasbourg, Toulouse.
Société Anonyme au capital de 2 510 460 €. RCS Nanterre B 672 006 483 - code APE 741 C - TVA n° FR 76 672 006 483
Siret 672 006 483 00362 - Siège social : 63, rue de Villiers 92208 Neuilly-sur-Seine cedex.